Exhibit 99.1

FOR IMMEDIATE RELEASE

XFONE Reports 2007 Unaudited Pro Forma EPS of $0.30 (Excluding One-Time Non-Recurring Charge) and $111 Million in Revenues
Pro Forma Results Combine Xfone and Recently Acquired NTS Communications

JACKSON, MS –March 31, 2007 – XFONE, Inc. (AMEX and TASE: XFN) (“XFONE” or “the Company”), a multinational communications services company with operations in the US, the UK and Israel, announced audited consolidated financial statements for the year ended December 31, 2007 and pro forma unaudited combined results of Xfone and NTS Communications, Inc. (“NTS”), which Xfone acquired on February 26, 2008, as if the acquisition had occurred on January 1, 2007.

Pro forma revenue for the year was $111.2 million.  Pro forma adjusted 2007 EBITDA (earnings before interest, taxes, depreciation and amortization) which excludes a $2.9 million non-recurring loss related to the MCI Worldcom legal case, was $12 million.  Pro forma net income, excluding the non-recurring charge of $2.9 million, was $5.6 million, or $0.30 per share assuming 18.4 million fully diluted shares outstanding through 2007.  Actual pro forma net earnings for the year was $3.6 million, or $0.19 per share based on 18.4 million fully diluted shares outstanding through 2007.

Guy Nissenson, President and CEO of XFONE, stated, “2007 was an exciting and transformative year for our company.  Concurrent with 18% stand alone growth, we focused on closing the acquisition of NTS which was consummated in February of 2008.  The addition of NTS dramatically increases XFONE’s scale, reach and service offerings in the United States.  Notably, NTS has invested $23 million in developing a Fiber-to-the-Premise (FTTP) platform which enables unique economies and facilitates a voice, data and cable ‘triple play’ offering for customers.  The combined Company expects to drive future growth and profits through innovative service offerings such as the ‘triple play’ and by leveraging its existing operating synergies.  The magnitude of this acquisition is reflected in the strong pro forma earnings.  Furthermore, the integration process is underway and we look forward to driving additional synergies in 2008.”

Audited revenues for the year ended December 31, 2007, not including NTS, increased 18% to $44,723,934 from $37,971,037.  As the result of the one-time non-recurring $2.9 million expense the company reported a net loss of $1.3 million, or $0.11 per share based on 11,779,390 weighted average fully diluted shares outstanding.    Net income for 2006 was $660,696, or $0.06 per share based on 10,135,874 weighted average fully diluted shares outstanding.

Mr. Nissenson noted, "Our results in the UK decreased in the later part of 2007 due to an increase in the cost which customers calling our international services from a mobile phone have to pay, as levied by the mobile operator.  This made one of our products no longer cost effective.   As a result, our team in the UK mobilized quickly to offer customers an alternative product which gives them the opportunity to buy credit for international calls through premium rate text.  This has been successful in terms of migrating customers, and total monthly minutes switched have since stabilized and are increasing as we head into 2008."

Mr. Nissenson concluded, “In the first quarter of 2008 we announced the signing of an Agreement of Principles for the acquisition of majority interest of Tadiran Telecom Communications Services in Israel.  Tadiran, with annualized revenue of  approximately $24 million based on unaudited financial reports for the period ended September 30, 2007, brings an installed customer base of medium to large size businesses in Israel which we intend to use as a gateway to the local telecom market in Israel.  Additionally, we announced the purchase of the remaining shares of Story Telecom, providing us with 100% ownership of that subsidiary. Moving forward, we expect these developments, coupled with the successful integration of NTS, to provide a positive impact on our earnings.”

The audited financial information and unaudited  pro forma financial information above should be read in conjunction with the historical financial statements of Xfone for the year ended December 31, 2007, which was filed with the Company’s Annual Report on Form 10-KSB with the U.S. Securities and Exchange Commission today, and in conjunction with the historical financial statements of NTS and pro forma financial statements of Xfone, which will be included in a Current Report on Form 8-K/A and filed with the SEC within 30 days.

The unaudited pro forma consolidated financial information presented herein does not purport to represent what Xfone’s actual results of operations would have been had the acquisition of NTS occurred on January 1, 2007, or to project Xfone’s results of operations for any future period.

Conference Call:

The Company will host a conference call on Wednesday, April 2 at 2:00 p.m. Eastern Time to discuss the financial results.    The conference call may be accessed in the U.S. and Canada by dialing toll- free 1-877-407-8033.  International callers may access the call by dialing 1-201-689-8033.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing 1-877-660-6853 and international callers may dial 1-201-612-7415.  Callers must enter account number 286 and conference number 280251.

To access the live webcast, log onto the XFONE website at http://www.xfone.com. The webcast can also be accessed at http://www.InvestorCalendar.com.  An online replay will be available shortly after the call.

About XFONE, Inc.

A U.S.-domiciled corporation, XFONE, Inc. is an international voice, video and data communications services provider with operations in the United Kingdom, the United States and Israel that offers a wide range of services, which include: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities.  The Company serves customers worldwide.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." XFONE's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact Details:

US IR Contact John G. Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Israel IR Contact Zvi Rabin Kwan Communications Tel: (Israel) +972 50 560 0140 E-mail: zvi@kwan.co.il

Company Contact Niv Krikov CFO Tel: (Israel) +972 39254446 E-mail: niv@xfone.com

Xfone, Inc.
Pro Forma Combined Condensed Balance Sheet and Statements of Operations (Unaudited)

The unaudited pro forma condensed combined financial information reflecting the combination of Xfone, Inc, and NTS Communications Inc. is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of the combined company.

The amounts allocated to acquired assets and liabilities in the unaudited pro forma financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized on a later stage. Accordingly, the purchase price allocation pro forma adjustments included in the unaudited financial statements are preliminary and have been made for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value. In the opinion of management of the Company, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma financial statements also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as decreased depreciation expense on acquired tangible assets and interest payment on debt. The unaudited pro forma statements do not include the impacts of any revenue, cost or other operating synergies that may result from the merger.

The pro forma condensed combined Balance Sheet reflects the result of combining the consolidated balance sheet of Xfone, Inc and its subsidiaries and the balance sheet of NTS Communications, Inc. as of December 31, 2007.

The Xfone Statements of Income for the year ended December 31, 2007 have been combined with the NTS Statements of Income for the year ended December 31, 2007.

Xfone, Inc. and Subsidiaries
PRO FORMA BALANCE SHEETS
DECEMBER 31, 2007
(Unaudited)

	Xfone, Inc.	NTS Communications	Pro forma adjustments		Pro form Consolidated

CURRENT ASSETS:
Cash	$5,835,608	$7,976,454	(3,249,373)	(a)	$10,562,689
Restricted cash	25,562,032	-	(25,562,032)	(b)	-
Account Receivables, net	5,886,499	3,836,531			9,723,030
Prepaid expenses and other receivables	3,985,307	1,536,433	(273,510)	(c)	5,795,250
Inventory	-	562,995			562,995
Total current assets	41,269,446	13,912,413			26,643,964

INVESTMENTS	-	5,791	-		5,791

MINORITY INTEREST	7,190	-	-		7,190

LONG TERM LIABILITIES	2,076,061	-	-		2,076,061

FIXED ASSETS, NET	5,747,758	29,265,524	3,020,281	(d)	38,033,563

OTHER ASSETS, NET	17,948,872	4,431,905	12,107,122	(e)	34,487,899

Total Assets	$67,049,327	$47,615,633			$101,254,468

CURRENT LIABILITIES
Notes payables – current portion	$1,094,339	$502,309			$1,596,648
Trade Payables	8,287,420	2,670,852			10,958,272
Other liabilities and accrued expenses	5,322,045	3,530,193	1,200,000	(f)	10,052,238
Current maturities of obligations under leases	89,654	-			89,654
Bonds – current portion	3,268,476	-	1,953,910	(g)	5,222,386

Total current liabilities	18,061,934	6,703,354			27,919,198

DEFFERED TAXES	1,103	1,416,612	(1,417,715)	(c)	-

NOTES PAYABLE	1,013,808	2,745,867			3,759,675

OBLIGATIONS UNDER CAPITAL LEASES	31,893	-			31,893

BONDS	22,083,892	-			22,083,892

SEVERANCE PAY	148,600	-			148,600

Total liabilities	41,341,230	10,865,833			53,943,258

TOTAL SHAREHOLDERS' EQUITY	25,708,097	36,749,800	(15,146,687)	(h)	47,311,210

Total liabilities and shareholders' equity	$67,049,327	$47,615,633			$101,254,468

(a).Net change in cash and cash equivalents includes:

1.  Proceeds from issuance of bonds of $25.6m that as of December 31, 2007 was held as restricted cash in an escrow account.

2.  Issuance of shares and warrants to XFN-RLSI Investments, LLC and certain investors affiliated with or who are customers of Gagnon Securities LLC. The issuance was consummated during February 2008 for total proceeds of $8,060,000.

3.  Amounts paid in cash to certain shareholders of NTS Communications Inc. ("NTS") and acquisition costs paid in cash.

4.  Adjustment of distribution of dividends to the former shareholders of NTS during 2007 in the amount of approximately $3m.

(b).Classification of proceeds from issuance of bonds to cash and cash equivalents as part of closing the acquisition of NTS.

(c). Deferred tax liability in connection with interest and depreciation expenses.

(d). Adjustment of depreciation expenses in NTS to the estimated useful life of the assets.

(e). Record of intangible assets according to the Purchase Price Allocation that was prepared by Xfone. Third party valuation will be completed within short time.

(f). Record of accrued expenses in relation to acquisition costs.

(g). Record of interest payable to bonds holders in 2007 as if the bonds were issued on January 1, 2007.

(h).Adjustment of shareholders' equity includes:

1.  Elimination of equity in NTS;

2.  Issuance of common stock in connection with the acquisition financing (as indicated in section (a)2 above);

3.  Issuance of common stock and warrants to NTS senior management; and

4.  Adjustment due to distribution of dividends to the former shareholders of NTS Communications Inc. during 2007.

Xfone, Inc. and Subsidiaries
PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited)
YEAR ENDED DECEMBER 31, 2007

	Xfone Inc	NTS Communications	Pro forma adjustments	Pro forma Consolidated

Revenues	$44,723,934	$66,522,841			$111,246,775
Cost of Revenues	19,626,322	40,860,503			60,486,825

Gross profit	25,097,612	25,662,338			50,759,950

Operating expenses:
Research and development	47,609	-			47,609
Marketing and selling	10,886,883	4,473,363			15,360,246
General and administrative	12,335,759	18,232,129	(3,020,081	) (a)	27,547,607
Non recurring loss	2,856,803	-			2,856,803

Total operating expenses	26,127,054	22,705,492			45,812,265

Operating profit (loss)	(1,029,442)	2,956,846			4,947,685

Financing income (expenses), net	(515,562)	134,449	(1,953,909	) (b)	(2,335,023)
Equity in income of affiliated company	132,867	-			132,867
Other income	-	480,869			480,869

Income (loss) before minority interest and taxes	(1,412,137)	3,572,164	1,066,372		3,226,398

Minority interest	(297,860)	-	-		(297,860)

Income before taxes	(1,709,997)	3,572,164			2,928,538

Taxes on income	426,105	(1,486,897)	1,691,225	(c)	630,433

Net Income (loss)	$(1,283,892)	$2,085,267			$3,558,971

Adjustment of non recurring loss	1,999,762 (d)				1,999,762	(d)

Net income from recurring operations	$715,870				$5,558,733

Earning per share:
Basic and Diluted	$(0.109)				$0.193

Adjustment of non recurring loss	0.170 (d)				0.109	(d)

Basic and Diluted	$0.061				$0.302

(a) Adjustment of depreciation expenses as result of Purchase Price Allocation that was prepared by  Xfone. Third party valuation will be completed within short time.

(b) Interest expense on bonds in 2007 as if the bonds were issued on January 1, 2007.

(c) Adjustment of income taxes in connection with depreciation and interest expenses.

(d) Excluding the effect of non recurring loss, net of income tax.

Xfone, Inc. and Subsidiaries

STATEMENT OF OPERATIONS

	Years Ended
	December 31
	2007	2006

Revenues	$44,723,934	$37,914,037
Cost of revenues	19,626,322	21,968,998

Gross profit	25,097,612	15,945,039

Operating expenses:
Research and development	47,609	45,709
Marketing and selling	10,886,883	4,937,007
General and administrative	12,335,759	9,927,301
Non- recurring loss	2,856,803	-

Total operating expenses	26,127,054	14,910,017

Operating profit (loss)	(1,029,442)	1,035,022
Financing expenses, net	(515,562)	(540,688)
Equity in income of affiliated company	132,867	60,574
Loss from a change of holding of affiliated company	-	(58,472)
Other income	-	84,723

Income (loss) before minority interest and taxes	(1,412,137)	581,159

Minority interest	(297,860)	81,802

Income (loss) before taxes	(1,709,997)	662,961

Taxes on income	426,105	(2,265)

Net income (loss)	$(1,283,892)	$660,696

Basic net profit (loss) per share	$(0.109)	$0.065

Diluted net profit (loss) per share	$(0.109)	$0.065

Weighted average number of shares used for computing:
Basic profit (loss) per share	11,777,645	10,135,874

Diluted profit (loss) per share	11,779,390	10,135,874